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                                                                 Exhibit 21.0


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                                      GARDNER DENVER, INC.
                                   SCHEDULE OF SUBSIDIARIES
                                 YEAR ENDED DECEMBER 31, 2001

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                                                                   Name Subsidiary Uses
          Subsidiary Name                Incorporation              for Doing Business
          ---------------                -------------             ---------------------
Air-Relief, Inc.                          Kentucky                Air Relief, Inc.

Allen-Stuart Equipment                    Texas                   Gardner Denver Engineered
Company, Inc.                                                     Packaging Center

Belliss & Morcom (USA) Inc.               Delaware                Belliss & Morcom (USA) Inc.

Belliss & Morcom Limited                  United Kingdom          Belliss & Morcom Limited

Gardner Denver Deutschland GmbH           Germany                 Gardner Denver Deutschland
                                                                  GmbH

Gardner Denver Holdings Inc.              Delaware                Gardner Denver Holdings Inc.

Gardner Denver Hoffman, Ltd.              United Kingdom          Gardner Denver Hoffman, Ltd.

Gardner Denver International, Inc.        Delaware                Gardner Denver International, Inc.

Gardner Denver Ireland Limited            Ireland                 Gardner Denver Ireland Limited

Gardner Denver Kompressoren               Germany                 Gardner Denver Kompressoren
GmbH                                                              GmbH

GD Investment Ky                          Finland                 GD Investment Ky

Gardner Denver Ltd.                       United Kingdom          Gardner Denver Ltd.

Gardner Denver Nova Scotia,               Nova Scotia             Gardner Denver Nova Scotia,
ULC                                                               ULC

Gardner Denver SA                         France                  Gardner Denver SA

Gardner Denver Oy                         Finland                 Gardner Denver Oy

Gardner Denver Water Jetting              Texas                   Gardner Denver Water Jetting
Systems, Inc.                                                     Systems, Inc.

Gardner Denver Wittig GmbH                Germany                 Gardner Denver Wittig GmbH

Hamworthy Belliss & Morcom                Sao Paulo, Brazil       Belliss & Morcom Brasil Ltda.
Brasil Ltda.

Hamworthy Belliss & Morcom                United Kingdom          Hamworthy Belliss & Morcom
Limited                                                           Limited

Hoffman Air Filtration Licensco Inc.      Delaware                Hoffman Air Filtration
Licensco                                                          Inc.

Tamrotor Kompressorit Oy                  Finland                 Tamrotor Kompressorit Oy

Lamson Corporation                        New York                Lamson Corporation

TCM Investments, Inc.                     Oklahoma                TCM Investments, Inc.
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